Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)  ☐

U.S. BANK NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

31-0841368
(I.R.S. Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

U.S. Bank National Association

1349 West Peachtree Street

Suite 1050

Atlanta, Georgia 30309

Attn: Felicia Powell

(404) 898-8828

(Name, address and telephone number of agent for service)

Enbridge Energy Partners, L.P.

(exact name of obligor as specified in its charter)

Delaware	39-1715850
(State or other jurisdiction of incorporation or organization)	(I.RS. Employer Identification No.)

1100 Louisiana
Suite 3300
Houston, Texas
(713) 821-2000	77002
(Address of principal executive offices)	(Zip Code)

Subordinated Debt Securities

(Title of the indenture securities)

Item 1.	General information.

Furnish the following information as to the trustee-

	(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

	(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3.-15.	Items 3 – 15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility.

	1.	A copy of the Articles of Association of the Trustee as now in effect.*

	2.	A copy of the certificate of authority of the Trustee to commence business, if not contained in the articles of association.*

	3.	A copy of the authorization of the Trustee to exercise corporate trust powers.*

	4.	A copy of the existing by-laws of the Trustee as now in effect.*

	5.	A copy of each indenture referred to in Item 4, if the obligor is in default.

Not Applicable.
	6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.

A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 2006, attached as Exhibit 7.

*           Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on Form S-4 filed by Revlon Consumer Products Corp., Registration Number 333-128217.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia, on the 24th day of September, 2007.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Muriel Shaw
Muriel Shaw
Assistant Vice President

Exhibit 6

CONSENT OF TRUSTEE

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  September 24, 2007

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Muriel Shaw
Muriel Shaw
Assistant Vice President

Exhibit 7

REPORT OF CONDITION
(ATTACHED)

U.S. Bank National Association 425 Walnut Street Cincinnati, Ohio FDIC Certificate Number: 6548	FFIEC 031 Consolidated Report of Condition for June 30, 2007

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for June 30, 2007

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet	C400

Dollar Amounts in Thousands

ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):				RCFD
	a.	Non-interest bearing balances and currency and coin (1)			0081	6,533,747	1.a
	b.	Interest-bearing balances (2)			0071	36,875	1.b
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	80,603	2.a
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	38,891,560	2.b
3.	Federal funds sold and securities purchased under agreements to resell:				RCON
	a.	Federal funds sold in domestic offices			B987	3,769,333	3.a
					RCFD
	b.	Securities purchased under agreements to resell (3)			B989	2,100	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale			5369	4,540,921	4.a
	b.	Loans and leases, net of unearned income	B528	141,616,144			4.b
	c.	LESS: Allowance for loan and lease losses	3123	1,901,441			4.c
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	139,714,703
5.	Trading assets (from Schedule RC-D)				3545	366,603	5
6.	Premises and fixed assets (including capitalized leases)				2145	1,726,972	6
7.	Other real estate owned (from Schedule RC-M)				2150	183,950	7
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)				2130	112,267	8
9.	Customers’ liability to this bank on acceptances outstanding				2155	N/A	9
10.	Intangible assets:						10
	a.	Goodwill			3163	7,580,588	10.a
	b.	Other intangible assets from Schedule RC-M			0426	4,601,112	10.b
11.	Other assets (from Schedule RC-F)				2160	12,884,541	11
12.	Total assets (sum of items 1 through 11)				2170	221,025,875	12

U.S. Bank National Association 425 Walnut Street Cincinnati, Ohio FDIC Certificate Number: 6548	FFIEC 031 Consolidated Report of Condition for June 30, 2007

Dollar Amounts in Thousands

liABILITIES
13	Deposits:					RCON
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I):				2200	113,097,080	13.a
		(1)	Noninterest-bearing (4)	6631	30,313,721			13.a.1
		(2)	Interest-bearing	6636	82,783,359	RCFN		13.a.2
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)				2200
		(1)	Noninterest-bearing (4)	6631	0		20,630,791	13.b
		(2)	Interest-bearing	6636	20,630,791			13.b.1
14.	Federal funds purchased and securities sold under agreements to repurchase:							13.b.2
	a.	Federal funds purchased in domestic offices (5)				RCON
						B993	4,419,451	14.a
	b.	Securities sold under agreements to repurchase (6)				RCFD
						B995	7,330,993	14.b
15.	Trading liabilities (from Schedule RC-D)					3548	241,301	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under
	capitalized leases) (from Schedule RC-M)					3190	38,213,977	16
17.	Not applicable
18.	Bank’s liability on acceptances executed and outstanding					2920	N/A	18
19.	Subordinated notes and debentures (7)					3200	7,697,466	19
20.	Other liabilities (from Schedule RC-G)					2930	7,434,860	20
21.	Total liabilities (sum of items 13 through 20)					2948	199,065,919	21
22.	Minority interest in consolidated subsidiaries					3000	1,537,943	22
	EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus					3838	0	23
24.	Common stock					3230	18,200	24
25.	Surplus (exclude all surplus related to preferred stock)					3839	12,057,531	25
26.	a.	Retained earnings				3632	9,422,019	26.a
	b.	Accumulated other comprehensive income (8)				B530	-1,075,737	26.b
27.	Other equity capital components (9)					A130	0	27
28.	Total equity capital (sum of items 23 through 27)					3210	20,422,013	28
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28)					3300	221,025,875	29

Memorandum To be reported with the March Report of Condition.
1.

Indicated in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as ofany date during 2006

		RCFD	Number
		6724	N/A	M.1

1=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	5.=	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
2=

Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

		6=	Review of the bank’s financial statements by external auditors
		7=	Compilation of the bank’s financial statements by external auditors
3=	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm	8=	Other audit procedures (excluding tax preparation work)
4=	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)	9=	No external audit work

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.
(4)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(5)	Report overnight Federal Home Loan Bank advances and Schedule RC, item 16, “other borrowed money.”
(6)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(7)	Includes limited-life preferred stock and related surplus.
(8)

Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(9)	Includes treasury stock and unearned Employee Stock Ownership Plan Shares.